The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 2, 2021

June , 2021	Registration Statement Nos. 333-236659 and 333-236659-01; Rule 424(b)(2)

JPMorgan Chase Financial Company LLC
Structured Investments

Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021) due July 6, 2023

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

•	The notes are designed for investors who seek a return of 1.50 times any appreciation of the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021) of 45 unequally weighted Reference Stocks, which we refer to as the Basket, up to a maximum return of at least 21.00%, at maturity.
•	The Reference Stocks in the Basket represent the common stocks / common shares / ordinary shares of 45 U.S.-listed companies with potential exposure to inflation in the United States.
•	Investors should be willing to forgo interest and dividend payments and be willing to lose up to 90.00% of their principal amount at maturity.
•	The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
•	Minimum denominations of $1,000 and integral multiples thereof
•	The notes are expected to price on or about June 30, 2021 and are expected to settle on or about July 6, 2021.
•	CUSIP: 48132UJT1

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Issuer
Per note	$1,000	$	$
Total	$	$	$

(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.

(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $7.50 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

If the notes priced today, the estimated value of the notes would be approximately $975.60 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $900.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.

The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Pricing supplement to product supplement no. 4-II dated November 4, 2020 and the prospectus and prospectus supplement, each dated April 8, 2020

Key Terms

Issuer: JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.

Guarantor: JPMorgan Chase & Co.

Basket: The notes are linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021) (the “Basket”), an unequally weighted basket consisting of 45 Reference Stocks of U.S.-listed companies with potential exposure to inflation in the United States, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement.

Stock Weight: With respect to each Reference Stock, the weight of that Reference Stock in the Basket as of the Base Date, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement. The effective weight of each Reference Stock in the Basket over the term of the notes will fluctuate.

Upside Leverage Factor: 1.50

Maximum Return: At least 21.00% (corresponding to a maximum payment at maturity of at least $1,210.00 per $1,000 principal amount note) (to be provided in the pricing supplement)

Buffer Amount: 10.00%

Base Date: April 20, 2021

Pricing Date: On or about June 30, 2021

Original Issue Date (Settlement Date): On or about July 6, 2021

Observation Date *: June 30, 2023

Maturity Date*: July 6, 2023

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Payment at Maturity:

If the Final Basket Value is greater than the Initial Basket Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 × Basket Return × Upside Leverage Factor), subject to the Maximum Return

If the Final Basket Value is equal to the Initial Basket Value or is less than the Initial Basket Value by up to the Buffer Amount, you will receive the principal amount of your notes at maturity.

If the Final Basket Value is less than the Initial Basket Value by more than the Buffer Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 × (Basket Return + Buffer Amount)]

If the Final Basket Value is less than the Initial Basket Value by more than the Buffer Amount, you will lose some or most of your principal amount at maturity.

Basket Return:

(Final Basket Value – Initial Basket Value)
Initial Basket Value

Initial Basket Value: The closing level of the Basket on the Pricing Date

Final Basket Value: The closing level of the Basket on the Observation Date

Closing Level of the Basket:

On the Base Date, the closing level of the Basket was set equal to 100. On any subsequent date, the closing level of the Basket will be calculated as follows:

100 × [1 + sum of (Stock Return of each Reference Stock × Stock Weight of that Reference Stock)]

A level of the Basket may be published on the Bloomberg Professional® service (“Bloomberg”) under the Bloomberg ticker JPLINFLP. Any levels so published are for informational purposes only and are not binding in any way with respect to the notes. Although that level may appear under that Bloomberg ticker during the term of the notes, any such level may not be the same as the closing level of the Basket determined by the calculation agent for the Observation Date. You will not have any rights or claims, whether legal or otherwise, relating to any information regarding that level (whether displayed on Bloomberg or elsewhere) with respect to the notes.

Stock Return: With respect to each Reference Stock,

(Final Value – Initial Value)
Initial Value

Initial Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Base Date, as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement

Final Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Observation Date

Stock Adjustment Factor: With respect to each Reference Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and was set equal to 1.0 on the Base Date. The Stock Adjustment Factor of each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting that Reference Stock. See “The Underlyings — Reference Stocks — Anti-Dilution Adjustments” and “The Underlyings — Reference Stocks — Reorganization Events” in the accompanying product supplement for further information.

PS-1 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Key Terms Relating to the Reference Stocks

Reference Stock	Bloomberg Ticker Symbol	Stock Weight (1)	Initial Value (2)	Closing Price on the Pricing Date	Effective Weight on the Pricing Date (1)
Common stock of United States Steel Corporation, par value $1.00 per share	X	3.000%	$21.47	$	%
Common stock of MGM Resorts International, par value $0.01 per share	MGM	3.000%	$39.55	$	%
Common stock of NOV Inc., par value $0.01 per share	NOV	3.000%	$12.76	$	%
Common stock of Oshkosh Corporation, par value $0.01 per share	OSK	3.000%	$119.01	$	%
Common stock of Marathon Oil Corporation, par value $1.00 per share	MRO	3.000%	$10.11	$	%
Ordinary shares of Eaton Corporation plc, par value $0.01 per share	ETN	3.000%	$138.46	$	%
Common stock of AMETEK, Inc., par value $0.01 per share	AME	3.000%	$130.89	$	%
Common stock of WEX Inc., par value $0.01 per share	WEX	3.000%	$220.50	$	%
Common stock of MetLife, Inc., par value $0.01 per share	MET	3.000%	$61.16	$	%
Common stock of Capital One Financial Corporation, par value $0.01 per share	COF	3.000%	$131.50	$	%
Common stock of Brunswick Corporation, par value $0.75 per share	BC	3.000%	$102.12	$	%
Common stock of Affiliated Managers Group, Inc., par value $0.01 per share	AMG	3.000%	$154.85	$	%
Common stock of Unum Group, par value $0.10 per share	UNM	3.000%	$28.20	$	%
Common stock of Pioneer Natural Resources Company, par value $0.01 per share	PXD	3.000%	$145.92	$	%
Common stock of Principal Financial Group, Inc., par value $0.01 per share	PFG	3.000%	$61.50	$	%
Common stock of The Bank of New York Mellon Corporation, par value $0.01 per share	BK	3.000%	$46.58	$	%
Ordinary shares of TechnipFMC plc, par value $1.00 per share	FTI	3.000%	$6.94	$	%
Common stock of United Rentals, Inc., par value $0.01 per share	URI	3.000%	$310.74	$	%
Common stock of The Goldman Sachs Group, Inc., par value $0.01 per share	GS	3.000%	$331.88	$	%
Common shares of Jefferies Financial Group, Inc., par value $1.00 per share	JEF	3.000%	$31.83	$	%
Common stock of Celanese Corporation, par value $0.0001 per share	CE	3.000%	$155.54	$	%
Common stock of Hess Corporation, par value $1.00 per share	HES	3.000%	$67.73	$	%
Common stock of Eastman Chemical Company, par value $0.01 per share	EMN	3.000%	$112.07	$	%
PS-2 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Reference Stock	Bloomberg Ticker Symbol	Stock Weight (1)	Initial Value (2)	Closing Price on the Pricing Date	Effective Weight on the Pricing Date (1)
Ordinary shares of LyondellBasell Industries N.V., par value €0.04 per share	LYB	3.000%	$104.64	$	%
Common stock of KBR, Inc., par value $0.001 per share	KBR	2.520%	$39.25	$	%
Common shares of The Timken Company, no par value	TKR	2.507%	$82.25	$	%
Common stock of ManpowerGroup Inc., par value $0.01 per share	MAN	2.452%	$113.20	$	%
Common stock of Prosperity Bancshares, Inc.®, par value $1.00 per share	PB	1.905%	$74.16	$	%
Common stock of Dana Incorporated, par value $0.01 per share	DAN	1.660%	$25.74	$	%
Common stock of Trinity Industries, Inc., par value $0.01 per share	TRN	1.445%	$27.46	$	%
Common stock of American Equity Investment Life Holding Company, par value $1.00 per share	AEL	1.417%	$31.19	$	%
Common stock of EnerSys, par value $0.01 per share	ENS	1.410%	$88.91	$	%
Common stock of Vishay Intertechnology, Inc., par value $0.10 per share	VSH	1.385%	$25.28	$	%
Common stock of CNO Financial Group, Inc., par value $0.01 per share	CNO	1.369%	$24.93	$	%
Common stock of Allegheny Technologies Incorporated, par value $0.10 per share	ATI	1.310%	$21.50	$	%
Common stock of Woodward, Inc., par value of $0.001455 per share	WWD	1.253%	$119.71	$	%
Common stock of Umpqua Holdings Corporation., no par value	UMPQ	1.159%	$17.47	$	%
Common shares of Worthington Industries, Inc., no par value	WOR	1.105%	$64.42	$	%
Common stock of American Axle & Manufacturing Holdings, Inc., par value $0.01 per share	AXL	0.913%	$8.93	$	%
Common stock of Century Aluminum Company, par value $0.01 per share	CENX	0.877%	$14.87	$	%
Common shares of Nabors Industries Ltd., par value $0.05 per share	NBR	0.875%	$83.51	$	%
Common stock of Cabot Corporation, par value $1.00 per share	CBT	0.768%	$53.89	$	%
Common stock of Patterson-UTI Energy, Inc., par value $0.01 per share	PTEN	0.672%	$6.35	$	%
Common stock of Columbia Banking System, Inc., no par value	COLB	0.656%	$41.65	$	%
Common stock of Oil States International, Inc., par value $0.01 per share	OIS	0.342%	$5.48	$	%

(1) The Stock Weight of each Reference Stock reflects its weight in the Basket as of the Base Date. The effective weight of each Reference Stock in the Basket will fluctuate over the term of the notes.

(2) The Initial Value of each Reference Stock is the closing price of one share of that Reference Stock on the Base Date.

PS-3 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Hypothetical Payout Profile

The following table and graph illustrate the hypothetical total return at maturity on the notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns set forth below assume the following:

•	an Initial Basket Value of 100.00;
•	an Upside Leverage Factor of 1.50;
•	a Maximum Return of 21.00%; and
•	a Buffer Amount of 10.00%.

The hypothetical Initial Basket Value of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Basket Value. The actual Initial Basket Value will be the closing level of the Basket on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of the Basket, please see the historical information set forth under “The Basket” in this pricing supplement.

Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.

Final Basket Value	Basket Return	Total Return on the Notes	Payment at Maturity
180.0000	80.0000%	21.00%	$1,210.00
165.0000	65.0000%	21.00%	$1,210.00
150.0000	50.0000%	21.00%	$1,210.00
140.0000	40.0000%	21.00%	$1,210.00
130.0000	30.0000%	21.00%	$1,210.00
120.0000	20.0000%	21.00%	$1,210.00
114.0000	14.0000%	21.00%	$1,210.00
110.0000	10.0000%	15.00%	$1,150.00
105.0000	5.0000%	7.50%	$1,075.00
101.0000	1.0000%	1.50%	$1,015.00
100.0000	0.0000%	0.00%	$1,000.00
95.0000	-5.0000%	0.00%	$1,000.00
90.0000	-10.0000%	0.00%	$1,000.00
80.0000	-20.0000%	-10.00%	$900.00
70.0000	-30.0000%	-20.00%	$800.00
60.0000	-40.0000%	-30.00%	$700.00
50.0000	-50.0000%	-40.00%	$600.00
40.0000	-60.0000%	-50.00%	$500.00
30.0000	-70.0000%	-60.00%	$400.00
20.0000	-80.0000%	-70.00%	$300.00
10.0000	-90.0000%	-80.00%	$200.00
0.0000	-100.0000%	-90.00%	$100.00
PS-4 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

The following graph demonstrates the hypothetical payments at maturity on the notes for a sub-set of Basket Returns detailed in the table above (-50% to 50%). There can be no assurance that the performance of the Basket will result in the return of any of your principal amount in excess of $100.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

How the Notes Work

Upside Scenario:

If the Final Basket Value is greater than the Initial Basket Value, investors will receive at maturity the $1,000 principal amount plus a return equal to the Basket Return times the Upside Leverage Factor of 1.50, up to the Maximum Return of at least 21.00%. Assuming a hypothetical Maximum Return of 21.00%, an investor will realize the maximum payment at maturity at a Final Basket Value at or above approximately 114.00% of the Initial Basket Value.

•	If the closing level of the Basket increases 10.00%, investors will receive at maturity a 15.00% return, or $1,150.00 per $1,000 principal amount note.
•	Assuming a hypothetical Maximum Return of 21.00%, if the closing level of the Basket increases 40.00%, investors will receive at maturity a return equal to the 21.00% Maximum Return, or $1,210.00 per $1,000 principal amount note, which is the maximum payment at maturity.

Par Scenario:

If the Final Basket Value is equal to the Initial Basket Value or is less than the Initial Basket Value by up to the Buffer Amount of 10.00%, investors will receive at maturity the principal amount of their notes.

Downside Scenario:

If the Final Basket Value is less than the Initial Basket Value by more than the Buffer Amount of 10.00%, investors will lose 1% of the principal amount of their notes for every 1% that the Final Basket Value is less than the Initial Basket Value by more than the Buffer Amount.

•	For example, if the closing level of the Basket declines 50.00%, investors will lose 40.00% of their principal amount and receive only $600.00 per $1,000 principal amount note at maturity, calculated as follows:

$1,000 + [$1,000 × (-50.00% + 10.00%)] = $600.00

The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-5 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Selected Risk Considerations

An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.

Risks Relating to the Notes Generally

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —

The notes do not guarantee any return of principal. If the Final Basket Value is less than the Initial Basket Value by more than 10.00%, you will lose 1% of the principal amount of your notes for every 1% that the Final Basket Value is less than the Initial Basket Value by more than 10.00%. Accordingly, under these circumstances, you will lose up to 90.00% of your principal amount at maturity.

•	YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED BY THE MAXIMUM RETURN,

regardless of any appreciation of the Basket, which may be significant.

•	CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —

Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

•	AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS —

As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the notes. If these affiliates do not make payments to us and we fail to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

•	THE NOTES DO NOT PAY INTEREST.
•	CORRELATION (OR LACK OF CORRELATION) OF THE REFERENCE STOCKS —

The notes are linked to an unequally weighted Basket composed of 45 Reference Stocks. In calculating the Final Basket Value, an increase in the price of one share of one of the Reference Stocks may be moderated, or more than offset, by lesser increases or declines in the prices of one share of the other Reference Stocks. In addition, high correlation of movements in the prices of one share of the Reference Stocks during periods of negative returns among the Reference Stocks could have an adverse effect on the payment at maturity on the notes.

•	YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY REFERENCE STOCK.
•	LACK OF LIQUIDITY —

The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

•	THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —

You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the Maximum Return.

Risks Relating to Conflicts of Interest

•	POTENTIAL CONFLICTS —

We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase & Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.

PS-6 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Risks Relating to the Estimated Value and Secondary Market Prices of the Notes

•	THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE NOTES —

The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.

•	THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER FROM OTHERS’ ESTIMATES —

See “The Estimated Value of the Notes” in this pricing supplement.

•	THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —

The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

•	THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME PERIOD —

We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by JPMS (and which may be shown on your customer account statements).

•	SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE NOTES —

Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.

•	SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —

The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Basket. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.

Risks Relating to the Basket

•	NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —

We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement. You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

PS-7 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

•	THE INVESTMENT STRATEGY REPRESENTED BY THE BASKET MAY NOT BE SUCCESSFUL —

The Reference Stocks in the Basket represent the common stocks / common shares / ordinary shares of 45 U.S.-listed companies with potential exposure to inflation in the United States. You should undertake your own investigation into each Reference Stock and its issuer, and you should make your own determination as to the potential effect of rising inflation on each Reference Stock. There can be no assurance that inflation will rise in the United States during the term of the notes, or that any such rising inflation will positively impact the values of the Reference Stocks. It is possible that the investment strategy represented by the Basket will not be successful and that the levels of the Basket and the notes will be adversely affected. Moreover, there can be no assurance that the Reference Stocks will outperform any other U.S.-listed companies with potential exposure to inflation in the United States.

•	THE REFERENCE STOCKS ARE CONCENTRATED IN THE FINANCIALS, INDUSTRIALS, ENERGY AND MATERIALS SECTORS —

A substantial portion of the Reference Stocks has been issued by companies whose business is associated with the financials, industrials, energy or materials sector.  Because the value of the notes is determined by the performance of the Basket consisting of the Reference Stocks, an investment in these notes will be concentrated in these sectors.  As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting these sectors than a different investment linked to securities of a more broadly diversified group of issuers.

•	RISKS ASSOCIATED WITH NON-U.S. SECURITIES WITH RESPECT TO THE ORDINARY SHARES OF LYONDELLBASELL INDUSTRIES N.V., THE ORDINARY SHARES OF TECHNIPFMC PLC, THE ORDINARY SHARES OF EATON CORPORATION PLC AND THE COMMON SHARES OF NABORS INDUSTRIES LTD. —

Each of the ordinary shares of LyondellBasell Industries N.V., the ordinary shares of TechnipFMC plc, the ordinary shares of Eaton Corporation plc and the common shares of Nabors Industries Ltd. have been issued by a non-U.S. company. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.

•	LIMITED TRADING HISTORY WITH RESPECT TO THE ORDINARY SHARES OF TECHNIPFMC PLC —

On January 16, 2017, in connection with a business combination among FMC Technologies, Inc., Technip S.A. and TechnipFMC plc, Technip S.A. merged with and into TechnipFMC plc and a wholly owned indirect subsidiary of TechnipFMC plc merged with and into the FMC Technologies, Inc., with FMC Technologies, Inc. surviving as a wholly owned subsidiary of TechnipFMC plc. The ordinary shares of TechnipFMC plc commenced trading on the New York Stock Exchange on January 17, 2017 and therefore has limited historical performance. Accordingly, historical information for this Reference Stock is available only since the date listed above. Past performance should not be considered indicative of future performance.

•	IN SOME CIRCUMSTANCES, THE PAYMENT YOU RECEIVE ON THE NOTES MAY BE BASED ON THE VALUE OF CASH, SECURITIES (INCLUDING SECURITIES OF OTHER ISSUERS) OR OTHER PROPERTY DISTRIBUTED TO HOLDERS OF A REFERENCE STOCK UPON THE OCCURRENCE OF A REORGANIZATION EVENT —

Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a liquidation of a Reference Stock issuer or other reorganization events affect a Reference Stock issuer as described in the accompanying product supplement, a portion of any payment on the notes may be based on the common stock (or other security) of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in the relevant corporate event.  The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes.  The specific corporate events that can lead to these adjustments and the procedures for selecting the Exchange Property (as defined in the accompanying product supplement) are described in the accompanying product supplement.

•	THE ANTI-DILUTION PROTECTION FOR EACH REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —

The calculation agent will not make an adjustment in response to all events that could affect a Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-8 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

The Basket

The return on the notes is linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021) (the “Basket”), an unequally weighted basket consisting of 45 Reference Stocks of U.S.-listed companies with potential exposure to inflation in the United States.

All information contained in this pricing supplement on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov.

We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Reference Stock	Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price on June 1, 2021
Common stock of United States Steel Corporation, par value $1.00 per share	X	New York Stock Exchange	001-16811	$26.67
Common stock of MGM Resorts International, par value $0.01 per share	MGM	New York Stock Exchange	001-10362	$43.39
Common stock of NOV Inc., par value $0.01 per share	NOV	New York Stock Exchange	001-12317	$16.96
Common stock of Oshkosh Corporation, par value $0.01 per share	OSK	New York Stock Exchange	001-31371	$132.63
Common stock of Marathon Oil Corporation, par value $1.00 per share	MRO	New York Stock Exchange	001-01513	$13.76
Ordinary shares of Eaton Corporation plc, par value $0.01 per share	ETN	New York Stock Exchange	000-54863	$146.29
Common stock of AMETEK, Inc., par value $0.01 per share	AME	New York Stock Exchange	001-12981	$135.77
Common stock of WEX Inc., par value $0.01 per share	WEX	New York Stock Exchange	001-32426	$204.01
Common stock of MetLife, Inc., par value $0.01 per share	MET	New York Stock Exchange	001-15787	$66.51
Common stock of Capital One Financial Corporation, par value $0.01 per share	COF	New York Stock Exchange	001-13300	$166.25
Common stock of Brunswick Corporation, par value $0.75 per share	BC	New York Stock Exchange	001-01043	$103.84
Common stock of Affiliated Managers Group, Inc., par value $0.01 per share	AMG	New York Stock Exchange	001-13459	$164.99
Common stock of Unum Group, par value $0.10 per share	UNM	New York Stock Exchange	001-11294	$31.51
Common stock of Pioneer Natural Resources Company, par value $0.01 per share	PXD	New York Stock Exchange	001-13245	$161.44
Common stock of Principal Financial Group, Inc., par value $0.01 per share	PFG	The NASDAQ Stock Market	001-16725	$66.23
Common stock of The Bank of New York Mellon Corporation, par value $0.01 per share	BK	New York Stock Exchange	001-35651	$52.30
Ordinary shares of TechnipFMC plc, par value $1.00 per share	FTI	New York Stock Exchange	001-37983	$8.97

PS-9 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Reference Stock	Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price on June 1, 2021
Common stock of United Rentals, Inc., par value $0.01 per share	URI	New York Stock Exchange	001-14387	$339.45
Common stock of The Goldman Sachs Group, Inc., par value $0.01 per share	GS	New York Stock Exchange	001-14965	$382.44
Common shares of Jefferies Financial Group, Inc., par value $1.00 per share	JEF	New York Stock Exchange	001-05721	$32.29
Common stock of Celanese Corporation, par value $0.0001 per share	CE	New York Stock Exchange	001-32410	$168.43
Common stock of Hess Corporation, par value $1.00 per share	HES	New York Stock Exchange	001-01204	$87.77
Common stock of Eastman Chemical Company, par value $0.01 per share	EMN	New York Stock Exchange	001-12626	$130.03
Ordinary shares of LyondellBasell Industries N.V., par value €0.04 per share	LYB	New York Stock Exchange	001-34726	$116.87
Common stock of KBR, Inc., par value $0.001 per share	KBR	New York Stock Exchange	001-33146	$41.19
Common shares of The Timken Company, no par value	TKR	New York Stock Exchange	001-01169	$89.42
Common stock of ManpowerGroup Inc., par value $0.01 per share	MAN	New York Stock Exchange	001-10686	$122.45
Common stock of Prosperity Bancshares, Inc.®, par value $1.00 per share	PB	New York Stock Exchange	001-35388	$76.40
Common stock of Dana Incorporated, par value $0.01 per share	DAN	New York Stock Exchange	001-01063	$27.82
Common stock of Trinity Industries, Inc., par value $0.01 per share	TRN	New York Stock Exchange	001-06903	$28.47
Common stock of American Equity Investment Life Holding Company, par value $1.00 per share	AEL	New York Stock Exchange	001-31911	$31.35
Common stock of EnerSys, par value $0.01 per share	ENS	New York Stock Exchange	001-32253	$96.70
Common stock of Vishay Intertechnology, Inc., par value $0.10 per share	VSH	New York Stock Exchange	001-07416	$23.85
Common stock of CNO Financial Group, Inc., par value $0.01 per share	CNO	New York Stock Exchange	001-31792	$26.73
Common stock of Allegheny Technologies Incorporated, par value $0.10 per share	ATI	New York Stock Exchange	001-12001	$24.56
Common stock of Woodward, Inc., par value of $0.001455 per share	WWD	The NASDAQ Stock Market	000-08408	$128.52
Common stock of Umpqua Holdings Corporation., no par value	UMPQ	The NASDAQ Stock Market	001-34624	$19.24
Common shares of Worthington Industries, Inc., no par value	WOR	New York Stock Exchange	001-08399	$68.80
Common stock of American Axle & Manufacturing Holdings, Inc., par value $0.01 per share	AXL	New York Stock Exchange	001-14303	$11.92
Common stock of Century Aluminum Company, par value $0.01 per share	CENX	The NASDAQ Stock Market	001-34474	$13.22
Common shares of Nabors Industries Ltd., par value $0.05 per share	NBR	New York Stock Exchange	001-32657	$108.15
PS-10 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Reference Stock	Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Closing Price on June 1, 2021
Common stock of Cabot Corporation, par value $1.00 per share	CBT	New York Stock Exchange	001-05667	$64.76
Common stock of Patterson-UTI Energy, Inc., par value $0.01 per share	PTEN	The NASDAQ Stock Market	001-39270	$8.92
Common stock of Columbia Banking System, Inc., no par value	COLB	The NASDAQ Stock Market	000-20288	$43.44
Common stock of Oil States International, Inc., par value $0.01 per share	OIS	New York Stock Exchange	001-16337	$6.77

According to publicly available filings of the relevant Reference Stock issuer with the SEC:

•	United States Steel Corporation is a steelmaker, using both integrated and mini mill steelmaking models.
•	MGM Resorts International owns and operates integrated casino, hotel and entertainment resorts.
•	NOV Inc., is an independent equipment and technology provider to the global energy industry.
•	Oshkosh Corporation is a designer, manufacturer and marketer of access equipment, specialty vehicles and truck bodies for the primary markets of access equipment, defense, fire & emergency, refuse hauling, concrete placement as well as airport services.
•	Marathon Oil Corporation is an exploration and production company that explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas as well as produces and markets products manufactured from natural gas, such as liquefied natural gas and methanol.
•	Eaton Corporation plc, an Irish company, is a power management company.
•	AMETEK, Inc. is a manufacturer of electronic instruments and electromechanical devices.
•	WEX Inc. is a financial technology service provider, offering fleet vehicle payment processing services, corporate purchasing and payment capabilities that can be integrated with its customers’ internal systems and healthcare payment products and software-as-a-service platforms.
•	MetLife, Inc. is a financial services company, providing insurance, annuities, employee benefits and asset management.
•	Capital One Financial Corporation is a financial services holding company with banking and non-banking subsidiaries that offer an array of financial products and services to consumers, small businesses and commercial clients.
•	Brunswick Corporation designs, manufactures and markets recreational marine products, including marine propulsion products, parts and accessories, and boat brands and operate service and shared access businesses.
•	Affiliated Managers Group, Inc. is a partner to independent active investment management firms.
•	Unum Group is a provider of employee benefits, offering group, individual, voluntary and dental and vision products as well as certain fee-based services.
•	Pioneer Natural Resources Company is an independent oil and gas exploration and production company that explores for, develops and produces oil, natural gas liquids and gas within the United States.
•	Principal Financial Group, Inc. is an investment management company offering businesses, individuals and institutional clients a range of financial products and services, including retirement, asset management and insurance.
•	The Bank of New York Mellon Corporation manages and services assets for financial institutions, corporations and individual investors.
•	TechnipFMC plc, a U.K. company, operates in the energy industry, delivering projects, products, technologies and services. On January 16, 2017, in connection with a business combination among FMC Technologies, Inc., Technip S.A. and TechnipFMC plc, Technip S.A. merged with and into TechnipFMC plc and a wholly owned indirect subsidiary of TechnipFMC plc merged with and into the FMC Technologies, Inc., with FMC Technologies, Inc. surviving as a wholly owned subsidiary of TechnipFMC plc.
•	United Rentals, Inc. is an equipment rental company.
•	The Goldman Sachs Group, Inc. is a financial institution that delivers a range of financial services across investment banking, securities, investment management and consumer banking to a client base that includes corporations, financial institutions, governments and individuals.
•	Jefferies Financial Group Inc. is engaged in investment banking and capital markets, asset management and direct investing.
•	Celanese Corporation is a chemical and specialty materials company.
•	Hess Corporation is an exploration and production company engaged in exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids and natural gas.
•	Eastman Chemical Company is a global specialty materials company.
•	LyondellBasell Industries N.V. a Dutch company, is an independent chemical company.
PS-11 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

•	KBR, Inc. delivers scientific, technology and engineering solutions to governments and companies around the world.
•	The Timken Company designs and manages engineered bearings and power transmission products and related services.
•	ManpowerGroup Inc. offers a range of workforce solutions and services.
•	Prosperity Bancshares, Inc.® provides an array of financial products and services to businesses and consumers throughout Texas and Oklahoma.
•	Dana Incorporated provides power-conveyance and energy-management solutions for vehicles and machinery.
•	Trinity Industries, Inc. is a provider of railcar products and services in North America.
•	American Equity Investment Life Holding Company is engaged in the development and sale of fixed index and fixed rate annuity products.
•	EnerSys is a manufacturer, marketer and distributor of industrial batteries, which also manufactures, markets and distributes products such as battery chargers, power equipment, battery accessories, and outdoor cabinet enclosures.
•	Vishay Intertechnology, Inc. manufactures a portfolio of discrete semiconductors and passive electronic components that support the automotive, industrial, computing, consumer, telecommunications, military, aerospace and medical markets.
•	CNO Financial Group, Inc. operates insurance companies throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products.
•	Allegheny Technologies Incorporated is a specialty materials and components company.
•	Woodward, Inc. is a designer, manufacturer and service provider of control solutions for the aerospace and industrial markets.
•	Umpqua Holdings Corporation provides a range of banking, wealth management, mortgage and other financial services to corporate, institutional, and individual customers.
•	Worthington Industries, Inc. is primarily a metals manufacturing company, focused on steel processing and manufactured metal products.
•	American Axle & Manufacturing Holdings is a supplier to the automotive industry that designs, engineers and manufactures driveline and metal forming products.
•	Century Aluminum Company is a producer of primary aluminum and operates aluminum reduction facilities, or smelters, in the United States and Iceland.
•	Nabors Industries Ltd., a Bermuda company, is a drilling contractor that owns and operates a fleet of land-based drilling rigs and provides offshore rigs in the United States and several international markets and directional drilling services, tubular running services, performance tools, and other technologies for its own rig fleet and those operated by third parties.
•	Cabot Corporation is a specialty chemicals and performance materials company and its principal products are rubber and specialty grade carbon blacks, specialty compounds, fumed metal oxides, activated carbons, inkjet colorants and aerogel.
•	Patterson-UTI Energy, Inc. is an oilfield services company that primarily owns and operates a fleet of land-based drilling rigs and pressure pumping equipment.
•	Columbia Banking System, Inc. provides a range of banking services to small and medium-sized businesses, professionals and individuals throughout Washington, Oregon and Idaho.
•	Oil States International, Inc. is a provider of manufactured products and services used in the drilling, completion, subsea, production and infrastructure sectors of the oil and natural gas industry.

Historical Information

The first graph sets forth the historical performance of the Basket as a whole based on the weekly historical closing prices of one share of each Reference Stock from January 8, 2016 through May 28, 2021. The graph of the historical performance of the Basket reflects that the closing level of the Basket on the Base Date was 100 and that the Stock Weights of the Reference Stocks were as specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement on that date. The closing level of the Basket on June 1, 2021 was 112.09712. The other graphs below set forth the historical performance of the Reference Stocks (other than the ordinary shares of TechnipFMC plc) from January 8, 2016 through May 28, 2021, the historical performance of the common stock of FMC Technologies, Inc., par value $0.01 per share, based on the weekly historical closing prices of one share of the common stock of FMC Technologies, Inc. January 8, 2016 through January 13, 2017 and the ordinary shares of TechnipFMC plc based on the weekly historical closing prices of one ordinary share from January 20, 2017 through May 28, 2021. The ordinary shares of TechnipFMC plc commenced trading on the New York Stock Exchange on January 17, 2017 and therefore has limited historical performance.

The historical closing levels of the Basket and the historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Basket on the Observation Date or the closing prices of one share of any Reference Stock on the Pricing Date or the Observation Date. There can be no assurance that the performance of the Basket will result in the return of any of your principal amount in excess of $100.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

PS-12 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-13 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-14 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-15 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-16 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-17 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-18 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

†The vertical dotted line in the graph indicates January 17, 2017.  In the graph, the performance to the left of the vertical dotted line reflects the common stock of FMC Technologies, Inc. and the performance to the right of the vertical dotted line reflects the ordinary shares of TechnipFMC plc.

PS-19 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-20 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-21 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-22 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-23 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-24 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-25 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-26 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

PS-27 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

Tax Treatment

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject

PS-28 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities.  Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations.  Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”).  Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders.  Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes.  You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

The Estimated Value of the Notes

The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.

The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.

The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.

The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the

PS-29 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.

Secondary Market Prices of the Notes

For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Basket” in this pricing supplement for a description of the market exposure provided by the notes.

The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

Supplemental Plan of Distribution

We expect that delivery of the notes will be made against payment for the notes on or about the Original Issue Date set forth on the front cover of this pricing supplement, which will be the third business day following the Pricing Date of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Additional Terms Specific to the Notes

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-30 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 4-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021467/crt_dp139322-424b2.pdf
•	Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-31 | Structured Investments Capped Buffered Return Enhanced Insight Notes Linked to the J.P. Morgan Basket of Reference Stocks with Potential Exposure to Inflation (June 2021)